Exhibit 2.1

SHARE EXCHANGE AGREEMENT

by and among

Mondo Acquisition III, Inc.,
a Delaware corporation

and

the Shareholders of Mondo Acquisition III, Inc.,

and

Kobe Sport (International) Company Limited,
a British Virgin Islands corporation

and

the Shareholders of
Kobe Sport (International) Company Limited

and

Hong Kong Nam Kwong Trading Company Limited

and

Hengfeng Shoes & Garments CO., Ltd.

Dated as of February 12, 2010

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 12th day of February, 2010, by and between MONDO ACQUISITION III, INC., a Delaware company (hereinafter referred to as “Mondo”), the shareholders of Mondo (hereinafter referred to as the “Mondo Shareholder”), KOBE SPORT (INTERNATIONAL) COMPANY LIMITED, a British Virgin Islands business company (hereinafter referred to as “Kobe Sport”) and the shareholders of Kobe Sport (the “Kobe Sport Shareholders”), and with respect to Articles I, V, VI and VIII of this Agreement, Hong Kong Nam Kwong Trading Company Limited (“Nam Kwong”), a Hong Kong company, and Hengfeng Shoes & Garments Co., Ltd. (“Heng Feng Shoes”), a company incorporated in the People’s Republic of China (“PRC”, together with Nam Kwong and Kobe Sport these entities shall be hereinafter referred to as the “Kobe Group” or the “Kobe Group Companies”), upon the following premises:

Premises

WHEREAS, Mondo is a publicly reporting Form 10 company incorporated under the laws of the State of Delaware with no significant operations;

WHEREAS, Kobe Sport is a private company incorporated under the laws of the British Virgin Islands. Kobe Sport owns 100% of the issued and outstanding capital stock of Nam Kwong, a wholly foreign owned enterprise incorporated under the laws of Hong Kong.  Nam Kwong owns 94% of Hengfeng Shoes, a PRC company;

    WHEREAS, Mondo agrees to acquire up to 100% of the issued and outstanding shares of Kobe Sport from the Kobe Sport Shareholders in exchange for the issuance of certain shares of Mondo (the “Exchange”) and the Kobe Sport Shareholders agree to exchange their shares of Kobe Sport on the terms described herein. On the Closing Date, Kobe Sport will become a wholly-owned subsidiary of Mondo;

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF KOBE GROUP

As an inducement to, and to obtain the reliance of Mondo, except as set forth in the Kobe Group Schedules (as hereinafter defined), each of the Kobe Group companies hereby, jointly and severally represents and warrants that all of the statements in the following subsections of this Article I are true and complete as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date (as defined below) as if first made on such date:

Section 1.01 Incorporation.

Kobe Sport is a company duly incorporated, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the Kobe Group Schedules are complete and correct copies of the memorandum of association and articles of association of Kobe Sport as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Kobe Sports’ memorandum of association or articles of association.  Kobe Sport has taken all actions required by law, its memorandum of association and articles of association, or otherwise to authorize the execution and delivery of this Agreement.  Kobe Sport has full power, authority, and legal capacity and has taken all action required by law, its memorandum of association and articles of association, and otherwise to consummate the transactions herein contemplated.

Each member of the Kobe Group is organized under the laws of the jurisdiction set forth in Schedule 1.01 hereto, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by each member of the Kobe Group to be conducted.  Each member of the Kobe Group is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its business as it is now being conducted, to consummate the Transactions contemplated under this Agreement.  No member of the Kobe Group is in violation of any of the provisions of their respective Charter Documents.  The Corporate Records of each member of the Kobe Group contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and holders of its registered capital, since the time of their respective organization, and such Corporate Records have been heretofore delivered to Mondo.  The ownership records of each Kobe Group member’s registered capital are true, complete and accurate records of such ownership as of the date of such records and contain all transfers of such registered capital since the time of their respective organization, and such ownership records have been heretofore been delivered to Mondo.  No member of the Kobe Group is required to qualify to do business as a foreign corporation in any other jurisdiction.

Section 1.02    Authorized Shares.

The number of shares which Kobe Sport is authorized to issue consists of 50,000 shares of a single class, par value of $1.00 per share.  There are 20 shares currently issued and outstanding as set forth on Schedule 1.02 hereto.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03    Subsidiaries and Predecessor Corporations.  Except as set forth in the Kobe Group Schedule 1.03, Kobe Sport does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.  For each entity listed thereon, Schedule 1.03 sets forth its jurisdiction of organization and the percentage of the outstanding capital stock or other equity interests of such entity that is held by the Kobe Group Companies.  Each entity listed on Schedule 1.03 is duly organized and validly existing and, except as set forth on Schedule 1.03, is in good standing under the laws of the jurisdiction of its formation; has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted; and, if applicable, is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect. For purposes hereinafter, the term “Kobe Sport” also includes those subsidiaries set forth on the Kobe Group Schedules.

Section 1.03(a) Authorization and Validity of Agreements.  The Kobe Group Companies have all corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement constitutes the valid and legally binding obligation of the Kobe Group Companies and is enforceable in accordance with its terms against each of them.  None of the Kobe Group Companies need give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under BVI law, states securities laws, the Securities Act and/or the Exchange Act resulting from the transfer and exchange of the Kobe Group Shares. The execution and delivery of this Agreement by the Kobe Group Companies, and the consummation by Kobe Group of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions of the Kobe Group Companies, and no other corporate proceedings on the part of the Kobe Group Companies are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Except as set forth in the Kobe Group Schedule 1.03, Kobe Sport does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.  For purposes hereinafter, the term “Kobe Sport” also includes those subsidiaries set forth on the Kobe Group Schedules.

Section 1.04    Financial Statements.

(a) Included in the Kobe Sport Schedule 1.04 are (i) the audited balance sheets of Kobe Sport as of December 31, 2008 and December 31, 2007 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2008 and December 31, 2007 together with the notes to such statements and the opinion of AGCA CPA Limited, independent certified public accountants, and (ii) the unaudited financial statements for the quarter ended September 30, 2009.

(b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Kobe Sport balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Kobe Sport.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Kobe Sport had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Kobe Sport, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c) Kobe Sport has duly and punctually paid all governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and Kobe Sport has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(d) The books and records, financial and otherwise, of Kobe Sport are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

(e) All of Kobe Sports’ assets are reflected on its financial statements, and, except as set forth in the Kobe Sport Schedules or the financial statements of Kobe Sport or the notes thereto, Kobe Sport has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05    Information

The information concerning Kobe Sport or the Kobe Group Companies set forth in this Agreement and in the Kobe Sport Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, Kobe Sport and the Kobe Group Companies have fully disclosed in writing to Mondo (through this Agreement or the Kobe Sport Schedules) all information relating to matters involving the Kobe Group Companies or their assets or their present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $100,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of the Kobe Group Companies or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the Kobe Group Companies, their assets, or their operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 1.06    Options or Warrants

Except as set forth in the Kobe Sport Schedule 1.06, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Kobe Sport.

Section 1.07    Absence of Certain Changes or Events

Since September 30, 2009:

(a) There has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Kobe Sport;

(b) None of the Kobe Group Companies have (i) amended its memorandum of association or articles of association; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) None of the Kobe Group Companies have (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.08    Litigation and Proceedings.  Except as disclosed on Schedule 1.08, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Kobe Group Companies have after reasonable investigation, threatened by or against the Kobe Group Companies or affecting the Kobe Group Companies or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  None of the Kobe Group Companies has any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09    Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which  any of the Kobe Group Companies are a party or by which any of them or any of their assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the Kobe Sport Schedules.  A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least one hundred thousand dollars ($100,000);

(b) All contracts, agreements, franchises, license agreements, and other commitments to which any of the Kobe Group Companies are  a party or by which its properties are bound and which are material to the operations of the Kobe Group Companies taken as a whole are valid and enforceable by the Kobe Group Companies in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) Except as included or described in the Kobe Sport Schedule 1.09 or reflected in the most recent Kobe Sport balance sheet, the Kobe Group Companies are  not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of the Kobe Group Companies.

Section 1.10    No Conflict With Other Instruments  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which any of the Kobe Group Companies is a party or to which any of its assets, properties or operations are subject.

Section 1.11    Compliance With Laws and Regulations  To the best of their knowledge, the Kobe Group Companies have  complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Kobe Group Companies or except to the extent that noncompliance would not result in the occurrence of any material liability for the Kobe Group Companies.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.12    Approval of Agreement  The Board of Directors of Kobe Sport has authorized the execution and delivery of this Agreement by Kobe Sport and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Kobe Sport Shareholders that the Exchange be accepted.

Section 1.13    Kobe Sport Schedules  The Kobe Group Companies have delivered to Mondo all of the schedules, required by this Article I which are collectively referred to as the “Kobe Sport Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Kobe Sport as complete, true, and correct as of the date of this Agreement in all material respects.

The Kobe Group Companies shall cause the Kobe Sport Schedules and the instruments and data delivered to Mondo hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.14    Valid Obligation  This Agreement and all agreements and other documents executed by the Kobe Group Companies in connection herewith constitute the valid and binding obligation of the Kobe Group Companies, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.15    Title to Assets; Liens, Etc.  Each of the Kobe Group Companies has good and marketable title to its assets, including the assets reflected in the most recent balance sheet included in the Kobe Sports’ financial statements as set forth in Section 1.04, and in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent; (b) liens and encumbrances which do not materially detract from the value of the assets subject thereto or materially impair the operations of Kobe Sport or any subsidiary; (c) those that have otherwise arisen in the ordinary course of business; and (d) those that would not reasonably be expected to have a material adverse change in the business, operations, property, inventory, assets, or condition of the Kobe Group Companies.  Each of the Kobe Group Companies is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

Section 1.16    Intellectual Property.  Except as set forth on Schedule 1.16, each of the Kobe Group Companies owns or possesses licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights that it believes are necessary to enable it to conduct its business as now operated (the “Intellectual Property”).  Except as set forth on Schedule 1.16, there are no material options, licenses or agreements relating to the Intellectual Property, nor are the Kobe Group Companies bound by, or a party to, any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity.  Except as disclosed in the Memorandum, there is no claim or action or proceeding pending or, to the the Kobe Group Companies’ knowledge, threatened, that challenges the right of the Kobe Group Companies with respect to any Intellectual Property.

Section 1.17    Environmental Laws.  To the best of the knowledge of the Kobe Group Companies, the Kobe Group Companies (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply would reasonably be expected to have, individually or in the aggregate, a material adverse change in the business, operations, property, inventory, assets, or condition of the Kobe Group Companies.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 1.18    PRC Laws and Regulations. The Kobe Group Companies are in compliance with PRC laws and regulations. All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of Kobe Sport’s subsidiaries doing business in the PRC have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

Section 1.19    Sarbanes-Oxley; Disclosure Controls.  The Kobe Group Companies will be in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it after the Exchange.  The Kobe Group Companies shall establish disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Kobe Sport and design such disclosure controls and procedures to ensure that material information relating to the Kobe Group Companies is made known to the certifying officers by others within those entities.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF MONDO

As an inducement to, and to obtain the reliance of Kobe Sport and the Kobe Sport Shareholders, except as set forth in the Mondo Schedules (as hereinafter defined), Mondo represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization

Mondo is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the Mondo Schedules are complete and correct copies of the certificate of incorporation (the “Articles”) as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Mondo’s certificate of incorporation or Articles.  Mondo has taken all action required by law, its certificate of incorporation, its Articles, or otherwise to authorize the execution and delivery of this Agreement, and Mondo has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, Articles, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization

(a)       Mondo’s authorized capitalization consists of (a) 40,000,000 shares of common stock, par value $0.001, of which 1,000,000 shares are issued and outstanding, and (b) 10,000,000 shares of preferred shares, par value $0.001 per share, none of which are issued and outstanding.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the Closing Date, no shares of Mondo’s common stock were reserved for issuance upon the exercise of outstanding options to purchase common stock; (iv) no shares of common stock were reserved for issuance upon the exercise of outstanding warrants to purchase Mondos common stock; (v) no shares of preferred stock were reserved for issuance to any party; and (vi) no shares of common stock were reserved for issuance upon the conversion of Mondo preferred stock or any outstanding convertible notes, debentures or securities.  All outstanding shares of Mondo’s common stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

(b)       There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Mondo, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding.   Except as contemplated by this Agreement or as set forth in Schedule 2.02, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Mondo is a party or by which it is bound obligating Mondo to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Mondo or obligating Mondo to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue shares of common stock or preferred stock except as set forth in this Agreement.

Except as contemplated by this Agreement and except as set forth in Schedule 2.02 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Mondo is a party or by which it is bound with respect to any equity security of any class of Mondo, and there are no agreements to which Mondo is a party, or which Mondo has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 2.03 Subsidiaries and Predecessor Corporations

Mondo does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Financial Statements.

(a) All financial statements as filed with the Securities and Exchange Commission have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Mondo balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Mondo.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Mondo had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Mondo, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(b) Mondo has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(c) Mondo has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof, except for the 2008 federal and state tax returns.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial;

(d) The books and records, financial and otherwise, of Mondo are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and

(e) All of Mondo’s assets are reflected on its financial statements, and, except as set forth in the Mondo Schedules or the financial statements of Mondo or the notes thereto, Mondo has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05    Information

The information concerning Mondo set forth in this Agreement and the Mondo Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, Mondo has fully disclosed in writing to Kobe Sport (through this Agreement or the Mondo Schedules) all information relating to matters involving Mondo or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of Mondo or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on Mondo, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06    Options or Warrants

Except as disclosed on Schedule 2.06, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Mondo.  Any such options or warrants listed on Schedule 2.06 shall be cancelled, redeemed or retired on or prior to the Closing of this contemplated Share Exchange.

Section 2.07    Absence of Certain Changes or Events

Since the date of the most recent Mondo balance sheet:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Mondo or (ii) any damage, destruction or loss to Mondo (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Mondo;

(b) Mondo has not (i) amended its certificate of incorporation or Articles except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Mondo; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) Mondo has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Mondo balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Mondo; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) to its knowledge, Mondo has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Mondo.

Section 2.08 Litigation and Proceedings

There are no actions, suits, proceedings or investigations pending or, to the knowledge of Mondo after reasonable investigation, threatened by or against Mondo or affecting Mondo or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Mondo Schedule 2.08.  Mondo has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09    Contracts.

(a) Mondo is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b) Mondo is not a party to or bound by, and the properties of Mondo are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) Mondo is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Mondo.

Section 2.10    No Conflict With Other Instruments

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Mondo is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations

To the best of its knowledge, Mondo has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement

The Board of Directors of Mondo has authorized the execution and delivery of this Agreement by Mondo and has approved this Agreement and the transactions contemplated hereby.

Section 2.13 Material Transactions or Affiliations

Except as disclosed herein and in the Mondo Schedules, there exists no contract, agreement or arrangement between Mondo and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Mondo to own beneficially, 5% or more of the issued and outstanding shares of Mondo and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% Shareholders of Mondo has, or has had since inception of Mondo, any known interest, direct or indirect, in any such transaction with Mondo which was material to the business of Mondo.  Mondo has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 Mondo Schedules

Mondo has delivered to Kobe Sport the schedules required by this Article II, which are collectively referred to as the “Mondo Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Mondo to be complete, true, and accurate in all material respects as of the date of this Agreement.

Mondo shall cause the Mondo Schedules and the instruments and data delivered to Kobe Sport hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.15    Bank Accounts; Power of Attorney

Set forth on Schedule 2.15 hereto, is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Mondo within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Mondo, (b) all safe deposit boxes and other similar custodial arrangements maintained by Mondo within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from Mondo or who are otherwise authorized to act on behalf of Mondo with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.16    Valid Obligation.

This Agreement and all agreements and other documents executed by Mondo in connection herewith constitute the valid and binding obligation of Mondo, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17    SEC Filings

Financial Statements.

(a) Mondo is current in its filings with the SEC and has made available to Kobe Sport a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by Mondo with the SEC for the 36 months prior to the date of this Agreement (the “Mondo SEC Reports”), which, to Mondo’s knowledge, are all the forms, reports and documents filed by (and required to be filed by) Mondo with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates, to Mondo’s knowledge, the Mondo SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Mondo SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each set of financial statements (including, in each case, any related notes thereto) contained in the Mondo SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of Mondo at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse effect on Mondo taken as a whole.

Section 2.18    Exchange Act Compliance.

Mondo is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of common stock have been registered under Section 12(g) of the Exchange Act, and Mondo is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a material adverse effect on Mondo.

Section 2.19    Title to Property.  Mondo does not own or lease any real property or personal property.  There are no options or other contracts under which Mondo has a right or obligation to acquire or lease any interest in real property or personal property.

Section 2.20    Intellectual Property.  Mondo does not own, license or otherwise have any right, title or interest in any intellectual property.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
THE KOBE SPORT SHAREHOLDERS

The Kobe Sport Shareholders hereby represent and warrant, severally and solely, to Mondo as follows.

Section 3.01 Good Title.  Each of the Section 3.02 he Kobe Sport Shareholders is the record and beneficial owner, and has good title to his Kobe Sport Common Stock, with the right and authority to sell and deliver such Kobe Sport Common Stock, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Mondo as the new owner of such Kobe Sport Common Stock in the share register of Kobe Sport, Mondo will receive good title to such Kobe Sport Common Stock, free and clear of all liens.

Section 3.02    Power and Authority. Each of the Kobe Sport Shareholders has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Kobe Sport Shareholders, enforceable against the Kobe Sport Shareholders in accordance with the terms hereof.

Section 3.03    No Conflicts.  The execution and delivery of this Agreement by the Kobe Sport Shareholders and the performance by the Kobe Sport Shareholders of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Kobe Sport Shareholders and (c) will not violate or breach any contractual obligation to which the Kobe Sport Shareholders are a party.

Section 3.04    Finder’s Fee.  Each of the Kobe Sport Shareholders represents and warrants that it has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Exchange.

Section 3.05    Purchase Entirely for Own Account. The Exchange Shares (as defined in Section 4.01 herein) proposed to be acquired by each of the Kobe Sport Shareholders hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and each of the Kobe Sport Shareholders has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

Section 3.06    Acquisition of Exchange Shares for Investment.

(a) Each Kobe Sport Shareholder is acquiring the Exchange Shares for investment for Kobe Sport Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Kobe Sport Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Kobe Sport Shareholder further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) Each Kobe Sport Shareholder represents and warrants that he or she: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in Mondo and its securities.

(c) Each Kobe Sport Shareholder who is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Kobe Sport Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  Each Non-U.S. Shareholder has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States.  Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d) Each Kobe Sport Shareholder who is a “U.S. Person” as defined in Rule 902(k) of Regulation S (each a “U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Kobe Sport Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”).  Each U.S. Shareholder represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such Kobe Sport Shareholder otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act (“Section 4(2)”). Each U.S. Shareholder agrees to provide documentation to Mondo prior to Closing as may be requested by Mondo to confirm compliance with Regulation D and/or Section 4(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire. Each certificate representing the Exchange Shares issued to such Kobe Sport Shareholder shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(e) Each Kobe Sport Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(f) Each Kobe Sport Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Mondo and its securities, and with respect to each U.S. Shareholder, that all information required to be disclosed to such Kobe Sport Shareholder under Regulation D has been furnished to such Kobe Sport Shareholder by Mondo.  To the full satisfaction of each Kobe Sport Shareholder, he has been furnished all materials that he has requested relating to Mondo and the issuance of the Exchange Shares hereunder, and each Kobe Sport Shareholder has been afforded the opportunity to ask questions of Mondo’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Kobe Sport Shareholders.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Mondo set forth in this Agreement, on which each of the Kobe Sport Shareholders have relied in making an exchange of his shares Kobe Sport for the Exchange Shares.

(g) Each Kobe Sport Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.  Each Kobe Sport Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Mondo’s compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

(h) The Kobe Sport Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Kobe Sport Shareholder under this Section 3.06 shall survive the Closing.

Section 3.9    Additional Legend; Consent. Additionally, the Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. Each of the Kobe Sport Shareholders consents to Mondo making a notation on its records or giving instructions to any transfer agent of Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE IV

PLAN OF EXCHANGE

Section 4.01    The Exchange.

On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 4.03), each of the Kobe Sport Shareholders who has elected to accept the exchange offer described herein by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of Kobe Sport set forth on the Kobe Sport Schedules attached hereto, constituting all of the shares of Kobe Sport held by such shareholder; the objective of such Exchange being the acquisition by Mondo of not less than 100% of the issued and outstanding shares of Kobe Sport.  In exchange for the transfer of such securities by the Kobe Sport Shareholders, Mondo shall issue to the Kobe Sport Shareholders, his affiliates or assigns, a total of 9,000,000 shares pursuant to Table 1 attached hereto, representing 90.00% of the total issued and outstanding shares of Mondo, for all of the outstanding shares of Kobe Sport held by the Kobe Sport Shareholders (the “Exchange Shares”). At the Closing Date, each of the Kobe Sport Shareholders shall, on surrender of his certificate or certificates representing his Kobe Sport shares to Mondo or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Exchange Shares.

Upon consummation of the transaction contemplated herein, all of the issued and outstanding shares of Kobe Sport shall be held by Mondo.  Upon consummation of the transaction contemplated herein there shall be 10,000,000 shares of Mondo common stock issued and outstanding.

Section 4.02    Satisfaction of All Outstanding Liabilities.

Prior to the Closing Date, Mondo shall satisfy all outstanding liabilities.

Section 4.03    Closing

The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur following the payment of the outstanding liabilities of Mondo, which may be paid from the proceeds at Closing, and upon the exchange of the shares of Mondo and Kobe Sport as described in Section 4.01 herein. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Offering being met.

Section 4.04    Closing Events

At the Closing, Mondo, Kobe Sport and the Kobe Sport Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 4.05    Termination

This Agreement may be terminated by the Board of Directors of Kobe Sport or Mondo only in the event that Mondo or Kobe Sport do not meet the conditions precedent set forth in Articles VI and VII.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE V

SPECIAL COVENANTS

Section 5.01    Access to Properties and Records

Mondo and  Kobe Sport will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Mondo or Kobe Sport , as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Mondo or Kobe Sport, as the case may be, as the other shall from time to time reasonably request.  Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 5.02    Delivery of Books and Records

At the Closing, Mondo shall deliver to Kobe Sport, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Mondo which is now in the possession of Mondo or its representatives.

Section 5.03    Third Party Consents and Certificates

Mondo and Kobe Sport agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.04    Designation of Directors and Officer.

Upon the effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, Qionglin Lin, Mendoza Anding Lin and Aling Lin will take positions as Directors of Mondo, and the existing officers and directors of Mondo, Thomas Rose, Marc Ross and Darrin Ocasio, after the signing of this Agreement, shall tender their resignations of their positions held with Mondo effective ten (10) days after the mailing of the Schedule 14f-1.  In addition, upon the signing of this Agreement, Mondo shall immediately appoint Qionglin Lin, Mendoza Anding Lin and Tommy Lo as the officers of Mondo.

Section 5.05    Indemnification.

(a) Kobe Sport hereby agrees to indemnify Mondo and each of the officers, agents and directors of Mondo as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (the “Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing, up to a maximum amount of $25,000.

(b) The Kobe Sport Shareholders agrees to indemnify Mondo and each of the officers, agents and directors of Mondo as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article III of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing, up to a maximum amount of $25,000.

(c) Notwithstanding the limitation set forth in Section 8.11, from and after the Closing Date until the expiration of the twelve-month anniversary of the Closing Date, the Mondo Shareholder will  indemnify and hold harmless Kobe Group, the Kobe Sport Shareholders, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning  of the Securities Act) any of the forgoing persons or entities from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, “Damages”) arising out of any (i) any breach of representation or warranty made by Mondo or the Mondo Shareholder in this Agreement, and in any certificate delivered by Mondo or the Mondo Shareholder pursuant to this Agreement, (ii) any breach by Mondo or the Mondo Shareholder of any covenant, obligation or other agreement made by Mondo or the Mondo Shareholder in this Agreement, and (iii) a third-party claim based on any acts or omissions by Mondo or the Mondo Shareholder  since inception through and including the Closing Date, up to a maximum amount of $25,000.

Section 5.06    The Acquisition of Common Shares of Mondo

Mondo and Kobe Sport understand and agree that the consummation of this Agreement including the issuance of the common shares of Mondo to the Kobe Sport Shareholders in exchange for the Kobe Sport Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  Mondo and Kobe Sport agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a) In connection with the transaction contemplated by this Agreement, Mondo and Kobe Sport shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of Kobe Sport reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(b) In order to more fully document reliance on the exemptions as provided herein, Kobe Sport, the Kobe Sport Shareholders, and Mondo shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Kobe Sport or Mondo and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(c) The Kobe Sport Shareholders acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 5.07     Payment of Liabilities.  Recognizing the need to extinguish all existing liabilities of Mondo prior to the Exchange, Kobe Sport has indicated it will not enter into this Agreement unless Mondo has arranged for the payment and discharge of all of Mondo’s liabilities, including all of Mondo’s accounts payable and any outstanding legal fees incurred prior to the Closing Date.  Accordingly, Mondo has agreed to arrange for the payment and discharge of all such liabilities.

Section 5.08    Assistance with Post-Closing SEC Reports and Inquiries.  Upon the reasonable request of Kobe Sport, after the Closing Date, the Mondo Shareholder shall use its reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of Mondo occurring, reported or filed prior to the Closing, as may be necessary or required by Mondo for the preparation of the reports that Mondo is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

Section 5.09          Filing of 2008 Federal and State Tax Returns. Within a reasonable time, but in no event later than ten (10) business days following the Closing hereof, Mondo shall cause to have its tax returns for 2008 filed with the federal and/or state government, as applicable, and deliver copies of such tax returns to Kobe Sport at the time of filing.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF MONDO

The obligations of Mondo under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01    Accuracy of Representations and Performance of Covenants

The representations and warranties made by Kobe Sport and Kobe Sport Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  Kobe Sport shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Kobe Sport prior to or at the Closing.  Mondo shall be furnished with a certificate, signed by a duly authorized executive officer of Kobe Sport and dated the Closing Date, to the foregoing effect.

Section 6.02    Officer’s Certificate

Mondo shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Kobe Sport to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Kobe Sport threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Kobe Sport Schedules, by or against Kobe Sport, which might result in any material adverse change in any of the assets, properties, business, or operations of Kobe Sport.

Section 6.03    Good Standing

Within fifteen (15) business days from the Closing Date, Mondo shall have received a certificate of good standing from The Registrar of Corporate Affairs of the British Virgin Islands, certifying that Kobe Sport is in good standing as a company in the British Virgin Islands.

Section 6.04    Approval by Kobe Sport Shareholders

The Exchange shall have been approved by the holders of not less than fifty and one tenths percent (50.01%) of the shares, including voting power, of Kobe Sport, unless a lesser number is agreed to by Mondo.

Section 6.05    No Governmental Prohibition

No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.06      Consents

All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Kobe Sport after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.07    Legal Opinion. Mondo shall have been furnished with an opinion dated the Closing Date, from the legal counsel of Kobe Sport, covering such matters as it relates to this Agreement and other matters reasonably requested by Mondo.

Section 6.08    Other Items.

(a) Mondo shall have received a list containing the name, address, and number of shares held by the Kobe Sport Shareholders as of the date of Closing, certified by an executive officer of Kobe Sport as being true, complete and accurate; and

(b) Mondo shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Mondo may reasonably request.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF KOBE SPORT

AND THE KOBE SPORT SHAREHOLDERS

The obligations of Kobe Sport and the Kobe Sport Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01    Accuracy of Representations and Performance of Covenants

The representations and warranties made by Mondo in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, Mondo shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Mondo.

Section 7.02     Closing Certificate

Kobe Sport shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Mondo, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Mondo threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Mondo Schedules, by or against Mondo, which might result in any material adverse change in any of the assets, properties or operations of Mondo.

Section 7.03    Officer’s Certificate. Kobe Sport shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Mondo, certifying that there are no existing liabilities as of the Closing Date and that each representations and warranties of Mondo contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing.

Section 7.04    Director’s Certificate.  Kobe Sport shall have been furnished with a certificate dated the Closing Date and signed by a director of Mondo, certifying to Kobe Sport and the Kobe Sport Shareholders the resolutions adopted by the Board of Directors of Mondo approving, as applicable, the transactions contemplated by this Agreement and the issuance of the common stock of Mondo, certifying the certificates of incorporation and the current versions of its Articles or other incorporation documents and certifying as to the signatures and authority of persons signing this Agreement and related documents on its behalf.

Section 7.05    Good Standing.  Kobe Sport shall have received a certificate of good standing from the State of Delaware, dated as of a date within five (5) calendar days prior to the Closing Date certifying that Mondo is in good standing in the State of Delaware.

Section 7.07    No Governmental Prohibition

No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.08    Consents

All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Mondo after the Closing Date on the basis as presently operated shall have been obtained.

Section 7.9    Shareholder Report.  Kobe Sport shall receive a shareholder’s report reflective of the Mondo Shareholder which does not exceed 1,000,000 shares issued and outstanding as of the Closing Date.

Section 7.10    Other Items

Kobe Sport shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Kobe Sport may reasonably request.

ARTICLE VIII

MISCELLANEOUS

Section 8.01    Brokers

Mondo and Kobe Sport agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  Mondo and Kobe Sport each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.02    Governing Law

This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Delaware.  Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 8.03    Notices

Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Kobe Sport, to:	Hengfeng Shoes & Garments Co., Ltd.
Attn: Anding Mendoza Lin, CEO
Yangdai Village, Chendai County
Jinjiang City, Fujian Province
Facsimile: 86 (151) 1249-4568

With copies to (which copies shall not constitute notice):

Anslow & Jaclin, LLP
Attn: Richard I. Anslow, Esq.
Eric M. Stein, Esq.
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Facsimile: (732) 577-1188

If to Mondo, to:	Mondo Acquisition III, Inc.
Attn: Thomas Rosa
61 Broadway, 32nd Floor
New York, New York 10006
Facsimile: (212) 930-9725

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 8.04    Attorney’s Fees

In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.05    Confidentiality

Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 8.06      Public Announcements and Filings

Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 8.07    Schedules; Knowledge

Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 8.08    Third Party Beneficiaries

This contract is strictly between Mondo and Kobe Sport, and, except as specifically provided, no director, officer, stockholder (other than the Kobe Sport Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 8.09    Expenses

Subject to Article VI and VII above, whether or not the Exchange is consummated, each of Mondo and Kobe Sport will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 8.10    Entire Agreement

This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.11    Survival; Termination

The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 8.12    Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 8.13    Amendment or Waiver

Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.14    Best Efforts

Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Signature Pages Follow]

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

MONDO ACQUISITION III, INC.

By:
Name: Thomas A. Rose
Title: President

THE SHAREHOLDER OF MONDO ACQUISTION I, INC.: MONDO MANAGEMENT CORP.

By:
Name:
Title:

KOBE SPORT (INTERNATIONAL) COMPANY, LTD.

By:
Name: Anding Mendoza Lin
Title: Chief Executive Officer

HONG KONG NAM KWONG TRADING COMPANY LTD.

By:
Name:
Title: Chief Executive Officer

HENGFENG SHOES & GARMENT CO., LTD.

By:
Name:
Title:

Approved and Accepted by the Kobe Sport Shareholders:

Name	Signature

Anding Mendoza Lin Name: Title:	___________________________

Worldluck Holdings Ltd. Name: Title:	___________________________

Zhang Huide Name: Title:	___________________________

Xu Wen Zhan Name: Title:	___________________________

Table 1:Exchange Shares to be Issued

Name	Number of Shares
Anding Mendoza Lin	6,300,000
Worldluck Holdings Limited	1,800,000
Zhang Huide	450,000
Xu Wen Zhan	450,000
Total	9,000,000